Exhibit 10.1

AMENDMENT TO FIRST AMENDMENT AND ACKNOWLEDGEMENT

This AMENDMENT TO FIRST AMENDMENT AND ACKNOWLEDGEMENT (this “Amendment”), dated as of July 7, 2015, is entered into among APOLLO Medical Holdings, Inc., a Delaware corporation (“Company”), and NNA of Nevada, Inc., a Nevada corporation (“Purchaser”).

RECITALS

A. Reference is made to the First Amendment and Acknowledgement, dated as of February 6, 2015, as amended by the Amendment To First Amendment and Acknowledgement, dated as of May 13, 2015 (as so amended, the “First Amendment”), made with respect to the Investment Agreement, dated as of March 28, 2014, between the Company and the Purchaser and certain other documents related thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the First Amendment.

B. The Company is required to complete the Company Sale by June 12, 2015 pursuant to the terms of the First Amendment.

C. The Company is required to file the Initial Registration Statement on or prior to the Filing Deadline pursuant to Section 2(a) of the Registration Rights Agreement, which was amended by the First Amendment to be the 455th calendar day following the Closing Date if the Company Sale does not occur.

D. The Company has requested (i) an extension for completing the Company Sale until October 15, 2015, (ii) an extension to file the Initial Registration Statement by the 575th calendar day following the Closing Date if the Company Sale does not occur, and (iii) an extension of the Effectiveness Target until the 750th calendar day following the Closing Date, and in each case the Purchaser has agreed to provide such extension.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the Company and the Purchaser hereby agree that:

(i) the definition of “Company Sale” set forth in the First Amendment is hereby amended by replacing “June 12, 2015” with “October 15, 2015”.

(ii) the definition of “Filing Deadline” set forth in Section 1 of the Registration Rights Agreement, as amended by the First Amendment, is hereby amended by replacing the reference to “455th” with “575th”; provided, however, if the Company Sale shall occur then the Filing Deadline shall mean:

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the 125th calendar day following the date of the Company Sale, provided, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

(iii) the definition of “Effectiveness Target” set forth in Section 1 of the Registration Rights Agreement, as amended by the First amendment, is hereby amended by replacing the reference to “630th” with “750th”.

The Company hereby confirms and agrees that, after giving effect to this Amendment, the Registration Rights Agreement, the Investment Agreement, the Warrants, the Convertible Note and the other Transaction Documents, in each case as amended by the First Amendment, remain in full force and effect and enforceable against the Company in accordance with its respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, other than as amended by this Amendment, and the amendment contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, any rights of the Purchaser in any of the Transaction Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Company represents and warrants to Purchaser that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Investment Agreement or the other Transaction Documents, or if the Company has any such claims, counterclaims, offsets, or defenses to the Investment Agreement or any other Transaction Document the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Company:

APOLLO medical holdings, inc.

By:	/s/ Warren Hosseinion
Name:	Warren Hosseinion
Title:	CEO

Purchaser:

NNA OF NEVADA, INC.

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	SVP and Treasurer